EXHIBIT 10.22

                                    AGREEMENT

      THIS AGREEMENT ("Agreement") is entered into as of November 4, 2003, between BROOK 35 OFFICE SUITES, LLC dba PREMIER EXECUTIVE SUITES, a Washington limited liability company ("Premier"), and RECALL MAIL CORP., a Delaware Corporation ("Client").

1.    BASIC TERMS
      -----------

1.1 Client shall occupy Office No(s). 32 (the "Suite"), being a part of Premier Executive Suites (the "Executive Suites"), located at Brook 35 Shopping Center (the "Shopping Center").

1.2   Notices shall be delivered to the parties hereto at:

      Premier                                Client
      -------                                ------
      Premier Executive Suites               Darin Myman
      2150 Highway 35, Suite 250             Recall Mail Corp.
      Sea Girt, NJ  08750                    112 Oak Glenn Road
      732-974-7400 - phone                   Howell, NJ  07731
      732-974-5444 - fax                     732-919-0266 - phone
                                             darin@dealnerd.com
      Referring Broker:  N/A
      Real Estate Company Name:
      Real Estate Company Name:

      Wherever in this Agreement it shall be required or permitted that notice, approval, advice, consent or demand be given or served by either party to this Agreement to or on the other, the same shall be given or served, and shall not be deemed to have been duly given or served unless in writing and forwarded by nationally recognized courier or certified or registered mail, addressed to the addresses of the parties as specified hereinabove. Notice shall be deemed given when so mailed and addressed. Either party may change such address by written notice forwarded to the other.

1.3 The term of this Agreement shall be for THREE (3) months (the "term") and shall commence December 1, 2003 (the "commencement date") and shall terminate February 29, 2004, unless extended pursuant to Paragraph 2.1.

      Premier is not responsible if it cannot give the Client possession of the Suite at the start of this Agreement. However, rent will only be charged from the date on which possession of the Suite is made available to the Client. The deferral of Client's obligations to pay such rent will be full satisfaction of all claims that Client may have as a result of such delayed delivery of possession. If Premier cannot give possession within 30 days after the starting date, the Client may cancel this Agreement.

1.4 Client will pay Premier as monthly rental for the Suite and fees for Suite Services provided by Premier (the "Fixed Rent") as follows:

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      MONTHLY FIXED RENT
      ------------------

      Office #32 (furnished for 1)                                 $825.00
      Telephone (1)                                                $ 49.95
      Fax/Modem (1)                                                $ 24.95
      Internet Access(1)                                           $ 70.00
      TOTAL                                                        $969.90

      Monthly Fixed Rent shall be paid in advance, without notice, demand, offset, or counterclaim, on the first day of each month. Rent will be paid at Premier's address. Fees for any additional Suite Services requested by Client will be due and payable no later than ten (10) days following the first of the month. Client shall have a period of ninety (90) days from the date that rent is due within which to notify Premier of any dispute Client may have regarding such charges. Failure to notify Premier within such ninety (90) day period shall constitute a waiver on the part of Client to dispute such rental charges. A late charge of five percent (5%) will be assessed in accordance with Paragraph 6.5 against any past due balance not paid in full by the tenth day of the month in which it is due.

      Upon signing this Agreement, Client will pay to Premier the set up fees as set forth in the Opening Charges Invoice. If the term of this Agreement begins on other than the first day of a month rent will be prorated on a per diem basis.

1.5 Client shall pay upon the signing of this Agreement the sum of $1,700.00, which shall not bear interest to Client and shall be held by Premier in such manner as Premier may deem appropriate. Said sum shall be held by Premier as security for the faithful performance by Client of all of the obligations of this Agreement to be kept and performed by Client. If Client defaults with respect to any provision of this Agreement, or should Premier make any payment on behalf of Client, Premier may (but shall not be required to) use, apply or retain all or any part of said deposit for the payment of any other amount which Premier may spend or become obligated to spend by reason of Client's default. If the Client shall have fully complied with all of the terms and conditions of this Agreement, said sum so paid, or its then remaining balance, shall be refunded to Client within thirty (30) business days after the termination of this Agreement.

1.6 Client shall have the right to use the Suite during the term of this Agreement for the purposes of general office usage, and for no other business or other purpose. Client acknowledges that Salomon Smith Barney has an exclusive right to be the sole securities firm at the Shopping Center. Client agrees that it is not in the securities business and will not operate as a securities firm. Client shall procure and maintain all licenses and permits legally necessary for the operation of Client's business and allow Premier to inspect them on request.

      Client is prohibited from bringing to the Suite or using Client's own telephone system, photocopy machine, refrigerator, microwave, and/or coffee machine.

1.7 The term "common areas" as used in this Agreement shall include the lobby, conference room, hallways, corridors, vestibules, and public restrooms provided by Premier for the


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

      convenience and non-exclusive use of clients of the Executive Suites, their employees, Customers and invitees, subject to the rules and regulations set forth herein.

2.    RENEWAL
      -------

2.1 This Agreement shall automatically renew for an additional term(s) unless notice of termination is given in writing by either party not less than sixty (60) days prior to the end of this term or any extension thereof. Premier shall give written notice to Client of any increase to office(s) and/or services sixty (60) days prior to the end of the term.

3.    OCCUPANCY LIMITATION
      --------------------

3.1 Client agrees that no more than ONE (1) full-time occupant(s) will occupy the Suite for the purposes stated under Paragraph 1.6. In the event Client shall increase the number of full-time occupants, Client will be charged the sum of $100.00 per month for each such additional occupant.

4.    SERVICES AND CARE OF SUITE
      --------------------------

4.1 Premier shall furnish the Executive Suites, at Premier's expense, with electricity for lighting and low-power usage office machines; mechanical cooling, heating and ventilation at such times as Premier normally furnishes this service to other clients of the Executive Suites and at such temperatures and in such amounts as are considered by Premier to be standard. Premier shall also provide janitorial service, lamp replacement for Premier-furnished lighting, toilet room supplies, perimeter window and partition glass washing with reasonable frequency. Premier shall not be liable for any loss or damage caused by or resulting from any variation, interruption or failure of such Services due to any cause whatsoever, and no temporary interruption or failure of such services incident to the making of repairs, alterations or improvements or due to accident or strike conditions shall be deemed as an eviction of Client or relieve Client from any of Client's obligations hereunder. Client shall install within the Suite only normal and customary. office equipment which does not have high-power electrical usage. If Client has special electrical, wiring or other requirements (such as for computers located within the Suite), Client shall bear the cost of furnishing, installing, operating and maintaining the equipment and appurtenances necessary to satisfy these requirements. Any modification to the Suite that is required to meet these special needs will be performed only after first receiving prior written approval from Premier and only by contractors or personnel specifically approved by Premier. Client shall have access to the Suite twenty-four hours a day, seven days a week.

4.2 Client shall keep the Suite neat, clean and in a sanitary condition and shall at all times preserve it in as good condition and repair as it was at the commencement of this Agreement, reasonable use and wear or damage due to casualty excepted. If Client shall fail to do so, Premier may at its option place the Suite into the condition and state of repair agreed upon, and in such case the Client, on demand, shall pay the cost thereof. Premier may at all reasonable times enter the Suite to inspect, clean, repair, alter or improve the Suite. Client agrees to use chair and desk floor mats in the Suite. Any damage from failure to use such floor mats will be the responsibility of Client. Client shall not change the locks on the Suite nor add additional locks to the Suite.


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

4.3 Client shall not make any alterations, additions or improvements in or to the Suite without the prior written consent of Premier. Client shall not add, disturb or in any way change any plumbing, wiring, ducting, walls, ceiling or flooring, except as may be approved by Premier pursuant to Paragraph 4.1 hereinabove.

4.4 Client shall not cause or permit any hazardous substance to be used, stored, generated, or disposed of on or in the Suite or anywhere within Executive Suites by Client, Client's agents, employees, or invitees. Hazardous substance means any substance that is toxic, ignitable, reactive, or corrosive and that is regulated by any applicable governmental agency. Client is prohibited from utilizing heating and cooling devices not provided by Premier.

5.    ASSIGNMENT AND SUBLETTING
      -------------------------

5.1 Client shall neither assign, encumber, or otherwise transfer this Agreement nor sublet the whole or any part of the Suite.

6.    DEFAULT
      -------

6.1 All rights and remedies of Premier herein enumerated shall be cumulative, and none shall exclude any other right or remedy allowed by law. No failure by Premier to exercise any right or remedy or to insist upon strict performance following a default by Lessee shall constitute a waiver of such default by Premier.

6.2 If any one or more of the following events occur, said event or events shall hereby be classified as a "default":

      (a) if Client fails to pay Fixed Rent, rent for Suite Services or any other charges required to be paid by Client when same shall become due and payable and such failure continues for ten (10) days;

      (b) if Client attempts or purports to transfer, assign, or encumber this agreement or any of Client's interest hereunder;

      (c) if Client shall fail to perform or observe any terms and conditions of this Agreement not specifically referenced in the other subparagraphs of this Paragraph 6.2, and such failure shall continue for ten (10) days after written notice from Premier;

      (d) if Client occupies, uses or stores any personal or business property in any unrented office in the Executive Suites, or stores any personal or business property in any common area, and fails, after notice, to remove or pay the reasonable value thereof; or

      (e) if Client has not disclosed the true nature and purpose of Client's business, or has engaged in an enterprise other than that set forth in Paragraph 1.6, or has provided false or misleading information on which Premier has relied in entering into this Agreement.


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

6.3 Should a default occur under this Agreement, Premier may pursue any or all of the following:

      (a) Premier may terminate this Agreement by giving five (5) days' written notice of such termination to Client, whereupon this Agreement shall automatically cease and terminate and Client shall be immediately obligated to vacate the Suite. Any other notice to vacate or notice of Premier's intention to re-enter the Suite is hereby expressly waived. If Premier elects to terminate this Agreement, everything contained in this Agreement on the part of Premier to be done and performed shall cease without prejudice, subject, however, to the right of Premier to recover from Client all rent and any other sums due Premier.

      (b) Upon termination of this Agreement pursuant to Paragraph 6.2(a), Premier may proceed to recover possession of the Suite under and by virtue of the provisions of the laws of the jurisdiction in which the Shopping Center is located, or by such other proceedings, including re-entry and possession, as may be applicable.

      (c) In the event of termination of this Agreement by Premier the rent reserved for the balance of the term, shall at the option of the Premier, become immediately due and payable. Such amount shall bear interest from the date of default at fifteen percent (15%) per annum. Such payment shall fully discharge Client's obligation to pay rent under this Agreement.

      (d) Should this Agreement be terminated before the expiration of the term by reason of Client's default as hereinabove provided, or if Client shall abandon or vacate the Suite before the expiration or termination of the term without having paid the full rental for the remainder of such term, Premier shall have the option to relet the Suite for such rent and upon such terms as are not unreasonable under the circumstances and, if the full rental reserved under this Agreement (and any of the costs, expenses or damages indicated below) shall not be realized by Premier, Client shall be liable for all damages sustained by Premier, including, without limitation, deficiency in rent, reasonable attorneys' fees, brokerage fees and expenses of placing the Suite in first class rentable condition.

6.4 Client shall have a period of three (3) days from the date of written notice from Premier to Client within which to cure any default in the payment of Fixed Rent, rent for Suite Services and other sums due hereunder, Client shall have a period of ten (10) days from the date of written notice from Premier to Client within which to cure any other default hereunder.

6.5 If any installment of rent due from Client is not received by Premier within ten (10) days following the due date, Client shall pay to Premier an additional sum of five percent (5%) of the overdue rent as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Premier will incur by reason of late payment by Client. Acceptance of any late charge shall not constitute a waiver of Client's default with respect to the overdue amount, nor prevent Premier from exercising any of the other rights and remedies available to Premier.


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

6.6 Notwithstanding anything to the contrary contained herein, if any payment of rent or any other amount owing is not received by the 20th day of the month for which it is due, Client's access to the Executive Suites and the Suite and all rights to the common areas and facilities of the Executive Suites shall be interrupted until payment is received and, additionally, upon payment of a $150.00 per person reconnection fee. Upon Premier's receipt of payment, access to the Suite and right to use the common areas and facilities shall be restored.

6.7 The terms "rent" and "rental" as used herein and elsewhere in this Agreement shall be deemed to be and mean the Fixed Rent, rent for Suite Services, all additional rents, rental adjustments, and any and all other sums, however designated, required to be paid by client hereunder.

7.    FIRE OR OTHER CASUALTY
      ----------------------

7.1 If the Suite or the Executive Suites are destroyed or rendered untenantable by fire or other unavoidable casualty, Premier shall have the right to terminate this Agreement. Premier shall not be responsible for any loss or damage to Client's property or for any loss resulting from business interruption.

8.    INSURANCE AND INDEMNIFICATION
      -----------------------------

8.1 Premier has blanket liability insurance coverage for the common areas in the executive Suites. Premier's insurance does not cover the Client's rented Suite nor Client's property in the Suite and the Executive Suites. Premier shall not be liable to Client, or to any other person for any damages on account of loss, damage, fire or theft of any personal or business property left in the Suite or Executive Suites. Premier suggests Client obtain appropriate insurance cover to protect Client's interests. Client shall avoid doing or performing any act which may void all or any part of Premier's insurance or which may increase Premier's cost of insurance.

8.2 Premier and Client release each other from liability and waive all right of recovery against each other for any loss from perils insured against under their respective policies for damages caused by fire or other insured perils.

8.3 Client agrees to indemnify and save harmless Premier and its agents and employees from and against all loss expenses (including costs and attorneys' fees), and liability imposed by law upon the Premier for damages because of bodily injury, including death at any time resulting therefrom, sustained by any person or persons or on account of damage to property, including loss of use thereof, arising out of the use and occupation of the Suite or the Shopping Center, whether such injury to persons or damage to property is due or is claimed to be due to the Premier, its agents or employees, except only such injury or damage as shall have been occasioned by the sole negligence of the Premier.

9.    TERMINATION
      -----------

9.1 Client has the right to terminate this agreement early if Client's telecommunications service, mail or access to the office(s) is cut for a period of ten (10) concurrent business days.


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

      Upon the expiration or termination of this Agreement, Client shall promptly and peacefully surrender the Suite and its keys to Premier in as good condition as when received by Client from Premier or as thereafter improved, reasonable use and wear and tear excepted. Subject to the other terms of this Agreement, Client shall, at its expense, remove all property of Client and repair damage caused by such removal. Any property left in the Suite after the expiration or termination of the Agreement shall be deemed to have been abandoned and the property of Premier to dispose of as Premier deems expedient; provided, however, that Client shall be liable for all costs associated with the disposal of such property.

9.2 Client agrees that there will be a repainting fee of $100.00 for any office of 130 square feet or less that is occupied three months or less and a repainting fee of $175.00 for each office larger than 130 square feet that is occupied less than three months. This fee will be due and payable upon the termination of this Agreement.

9.3 Upon the termination of this Agreement, it shall be Client's responsibility to notify all who may be interested in the Client's change of address. The Client shall also be financially responsible for any mail forwarding subsequent to termination.

9.4 Notwithstanding any other provision contained herein, if for any reason the term of Premier's Lease for the Executive Suites shall terminate prior to the expiration date of this Agreement, this Agreement shall terminate concurrently with the termination date of the Premier's Lease, and both Premier and Client are released from any obligations arising after such termination. Nothing contained herein shall be construed to require Premier to make any election under Premier's Lease which would cause this Agreement to continue beyond any date that Premier's Lease would otherwise terminate or be terminable.

10.   RULES AND REGULATIONS
      ---------------------

10.1 Client agrees to comply with and observe all reasonable rules and regulations established by Premier for all clients in the Executive Suites as set forth in Exhibit A and as may be modified from time to time.

11.   HIRING RESTRICTION
      ------------------

11.1 Client acknowledges and agrees that Premier has a vested interest in Premier's employees ("Employees") as a result of the time and money invested in the hiring and training of Employees for the operation of the Executive Suites. Client agrees not to offer or accept for hire any of Premier's Employees (i) at any time during the term or this Agreement or any extension thereof, (ii) for a period of six (6) months following the termination of this Agreement, and (iii) for a period of sixty (60) days following an Employee's termination of employment with Premier. Premier and Client covenant and agree that because of the difficulty or impossibility of determining Premier's damages from Client's failure to fully comply with the terms of this Paragraph 11.1, Client agrees to make a "reimbursement payment" to Premier in the amount of Ten Thousand Dollars ($10, 000). Such reimbursement payment is agreed by Premier and Client to be a good faith and reasonable estimate of Premier's actual damages, and shall be deemed to be liquidated damages.


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

      WITNESS the signatures of the parties hereto, this 11th day of November, 2003.

PREMIER:                                CLIENT:

PREMIER EXECUTIVE SUITES                RECALL MAIL CORPORATION


/s/ Lori Panuska                        /s/ Darin Myman
-------------------------------------   ----------------------------------------

Lori Panuska                   (Name)   Darin Myman                       (Name)
-------------------------------         ----------------------------------

Title: General Manager                  Title: President
      -------------------------------         ----------------------------------


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

                                    EXHIBIT A

                              RULES AND REGULATIONS

1.    Proper business attire is requested.

2. No signs, advertisement or notice, other than provided by Premier Executive Suites, shall be inscribed, painted, or affixed on any part of Executive Suites, its corridors, doors or common areas.

3. Entries, hallways, corridors, vestibules, stairways, and elevators shall, not be obstructed by any clients, their employees or agents, or used for purposes other than ingress to and egress from their respective suites.

4. No windows or other openings that reflect or admit light shall be covered or obstructed by Client. No bottles, parcels or other articles shall be placed on the window sills, in the hallways or in any other common areas of the Executive Suites.

5. No dogs or other animals or pets of any kind will be allowed in the Executive Suites, except service animals as required by law.

6. No portion of the Executive Suites or the Shopping Center may be used for the sale, manufacture or use of narcotics, liquor or tobacco in any form. Smoking is strictly prohibited in the Executive Suites.

7. Clients may not conduct business in the hallways, reception area or any other area except in their designated suites without the prior written consent of Premier.

8. No person shall disturb the occupants of the executive Suites by use of any musical instruments, audio equipment, the making of unseemly noises, or any unreasonable use.

9. Clients and their employees shall park their cars only in the rear of the building of which Executive Suites is a part and shall observe and comply with all posted signage regulating traffic and parking.

10. No portion of the Executive Suites shall be used for the purpose of lodging rooms or for any immoral or unlawful purposes.

11. Client is entitled to eight (8) hours of conference room time per month per office at no additional charge. Reservation of the conference room and/or private office must be made in advance. Time will be scheduled in one-half hour minimum increments and scheduled within business hours. Cancellation of reservations must be made twenty-four hours prior to the scheduled reserved time, otherwise client will be charged for the scheduled time. The conference room and private office is available Monday through Friday from 8:30 a.m. to 5:00 p.m. If after hours use is required, prior approval will be needed from the Executive Suites' Manager and additional charges will apply. Conference room and/or private office will be left clean and in good order. Client is liable for any damage done to the conference room, private office or the Executive Suites.


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

                                     PREMIER
                                    EXECUTIVE
                                     SUITES

September 30, 2004

Mr. Darin Myman
Recall Mail Corp
112 Oak Glenn Road
Howell, NJ 07731

Dear Darin:

This tatter serves as a reminder that your Agreement with Premier Executive Suites is coming up for renewal on December 1, 2004.

As per Paragraph 2.1 of your Agreement with Premier Executive Suites, your term will be extended to October 31, 2005, unless notice of termination is given in writing not less than forty-five (45) days prior to the end of this term or any extension thereof.

Commencing December 1, 2004 your monthly office rent will be $860.00 per month. Please contact me if you have any questions. We appreciate your business!

Very truly yours,


/s/ Lori Panuska

Lori Panuska
General Manager

--------------------------------------------------------------------------------

                   2150 Highway 35, Brook 35 Plaza, Suite 250

                               Sea Girt, NJ 08750

                      ph: 732 974-7400 - fax: 732 974-5444

                             www.premieroffices .com


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